August 8, 2018

PRESS RELEASE

Century Casinos, Inc. Announces Second Quarter 2018 Results

Colorado Springs, Colorado – August 8, 2018 – Century Casinos, Inc. (Nasdaq Capital Market®: CNTY) today announced its financial results for the three and six months ended June 30, 2018.

Second Quarter 2018 Highlights*

•	Net operating revenue was $39.6 million, an increase of 6% from the three months ended June 30, 2017.
•	Earnings from operations were $1.0 million, a decrease of 73% from the three months ended June 30, 2017.
•	Net earnings attributable to Century Casinos, Inc. shareholders was $0.3 million, a decrease of 82% from the three months ended June 30, 2017.
•	Adjusted EBITDA** was $4.7 million, a decrease of 27% from the three months ended June 30, 2017.
•	Earnings per share were $0.01.
•	Book value per share*** at June 30, 2018 was $6.02.

The consolidated results for the three and six months ended June 30, 2018 and 2017 are as follows:

	For the three months			For the six months
Amounts in thousands, except per share data	ended June 30,			ended June 30,
Consolidated Results:	2018	2017	% Change	2018	2017	% Change
Net Operating Revenue	$39,648	$37,330	6%	$80,270	$73,729	9%
Earnings from Operations	996	3,641	(73%)	4,249	8,133	(48%)
Net Earnings Attributable to Century Casinos, Inc. Shareholders	$317	$1,802	(82%)	$1,244	$3,962	(69%)

Adjusted EBITDA**	$4,661	$6,412	(27%)	$11,226	$13,131	(15%)

Earnings Per Share:
Basic and Diluted	$0.01	$0.07	(86%)	$0.04	$0.16	(75%)

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

 “This quarter represented an important period for the long-term success of the Company. We opened our casino in Bath, England in May; we laid the foundation of a land-based presence in Asia with our Vietnam project; and we are finally seeing stability in Poland where we now hold eight casino licenses,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked. “We are pleased with the growth of net operating revenue driven by strong performances in Canada, which increased 5% in local currency, and Colorado, which increased 7%,” they continued.  “Adjusted EBITDA was lower compared to prior year results due to additional non-recurring expenses related to the licensing situation in Poland and the opening of the casino in Bath”, Haitzmann and Hoetzinger concluded.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Reportable Segment  Results*

The table below shows the Company’s operating segments that are included in each of the Company’s reportable segments as of June 30, 2018:

Reportable Segment	Operating Segment
Canada	Century Casino & Hotel - Edmonton
Canada	Century Casino St. Albert
Canada	Century Casino Calgary
Canada	Century Downs Racetrack and Casino
Canada	Century Bets!
Canada	Century Mile Racetrack and Casino
United States	Century Casino & Hotel – Central City
United States	Century Casino & Hotel – Cripple Creek
Poland	Casinos Poland
Corporate and Other	Cruise Ships & Other
Corporate and Other	Century Casino Bath
Corporate and Other	Corporate Other

The Company’s net operating revenue increased by $2.3 million, or 6%, and by $6.5 million, or 9%, for the three and six months ended June 30, 2018,  compared to the three and six months ended June 30, 2017.  Following is a summary of the changes in net operating revenue by reportable segment for the three and six months ended June 30, 2018,  compared to the three and six months ended June 30, 2017:

	Net Operating Revenue
	For the three months				For the six months
	ended June 30,				ended June 30,
Amounts in thousands	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Canada	$15,331	$14,040	$1,291	9%	$30,004	$27,202	$2,802	10%
United States	8,476	7,943	533	7%	16,183	15,443	740	5%
Poland	14,567	14,287	280	2%	31,949	28,833	3,116	11%
Corporate and Other	1,274	1,060	214	20%	2,134	2,251	(117)	(5%)
Consolidated	$39,648	$37,330	$2,318	6%	$80,270	$73,729	$6,541	9%

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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The Company’s earnings from operations decreased by ($2.6) million, or (73%), and by ($3.9) million, or (48%), for the three and six months ended June 30, 2018,  compared to the three and six months ended June 30, 2017.   Following is a summary of the changes in earnings (loss) from operations by reportable segment for the three and six months ended June 30, 2018,  compared to the three and six months ended June 30, 2017:

	Earnings (Loss) from Operations
	For the three months				For the six months
	ended June 30,				ended June 30,
Amounts in thousands	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Canada	$3,785	$3,647	$138	4%	$7,340	$6,694	$646	10%
United States	1,548	1,346	202	15%	2,724	2,504	220	9%
Poland	(1,351)	636	(1,987)	(312%)	(329)	2,442	(2,771)	(114%)
Corporate and Other	(2,986)	(1,988)	(998)	(50%)	(5,486)	(3,507)	(1,979)	(56%)
Consolidated	$996	$3,641	$(2,645)	(73%)	$4,249	$8,133	$(3,884)	(48%)

Net earnings attributable to Century Casinos, Inc. shareholders decreased by ($1.5) million, or (82%), and by ($2.7) million, or (69%), for the three and six months ended June 30, 2018,  compared to the three and six months ended June 30, 2017.  Following is a summary of the changes in net earnings (loss) attributable to Century Casinos, Inc. shareholders by reportable segment for the three and six months ended June 30, 2018,  compared to the three and six months ended June 30, 2017:

	Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders
	For the three months				For the six months
	ended June 30,				ended June 30,
Amounts in thousands	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Canada	$1,947	$1,823	$124	7%	$3,972	$3,306	$666	20%
United States	1,151	836	315	38%	2,025	1,553	472	30%
Poland	(776)	435	(1,211)	(278%)	(246)	1,518	(1,764)	(116%)
Corporate and Other	(2,005)	(1,292)	(713)	(55%)	(4,507)	(2,415)	(2,092)	(87%)
Consolidated	$317	$1,802	$(1,485)	(82%)	$1,244	$3,962	$(2,718)	(69%)

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Items deducted from or added to earnings from operations to arrive at net earnings (loss) attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax expense and non-controlling interests.

The Company’s Adjusted EBITDA** decreased by ($1.8) million, or (27%), and by ($1.9) million, or (15%), for the three and six months ended June 30, 2018 compared to the three and six months ended June 30, 2017.  Following is a summary of the changes in Adjusted EBITDA** by reportable segment for the three and six months ended June 30, 2018 compared to the three and six months ended June 30, 2017:

	Adjusted EBITDA**
	For the three months				For the six months
	ended June 30,				ended June 30,
Amounts in thousands	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Canada	$4,992	$4,502	$490	11%	$9,702	$8,381	$1,321	16%
United States	2,091	1,964	127	7%	3,811	3,732	79	2%
Poland	153	1,574	(1,421)	(90%)	2,256	3,952	(1,696)	(43%)
Corporate and Other	(2,575)	(1,628)	(947)	(58%)	(4,543)	(2,934)	(1,609)	(55%)
Consolidated	$4,661	$6,412	$(1,751)	(27%)	$11,226	$13,131	$(1,905)	(15%)

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Balance Sheet and Liquidity

As of June 30, 2018, the Company had $54.4 million in cash and cash equivalents and  $54.3 million in outstanding debt on its balance sheet compared to $74.7 million in cash and cash equivalents and $56.7 million in outstanding debt at December 31, 2017.  The outstanding debt as of June 30, 2018 included $34.0 million related to the Company’s BMO Credit Agreement,  $2.8 million of bank debt related to Casinos Poland, $2.6 million of bank debt related to Century Casino Bath,  $0.3 million related to capital leases for Century Resorts Alberta,  Century Casino Calgary, Century Casino St. Albert, Century Downs Racetrack and Casino (“CDR”) and Century Mile Racetrack and Casino, and $14.8 million related to a long-term land lease for CDR, net of $0.2 million in deferred financing costs.

Conference Call Information

Today the Company will post a copy of its quarterly report on Form 10-Q filed with the SEC for the quarter ended June 30, 2018 on its website at http://corporate.cnty.com/investor-relations/sec-filings. The Company will also post a presentation on the second quarter results on its website at http://corporate.cnty.com/investor-relations/presentations-and-interviews.

The Company will host its second quarter 2018 earnings conference call tomorrow, Thursday, August 9th, at 8:00 am MDT; 4:00 pm CEST, respectively. U.S. domestic participants should dial 1-844-244-9160. For all international participants, please use 330-931-4670 to dial-in. Participants may listen to the call live at https://centurycasinos.adobeconnect.com/earningsrelease or obtain a recording of the call on the Company’s website until August  31, 2018 at http://corporate.cnty.com/investor-relations/sec-filings.

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(continued)

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of Earnings

	For the three months		For the six months
	ended June 30,		ended June 30,
Amounts in thousands, except for per share information	2018	2017	2018	2017
Operating revenue:
Net operating revenue	$39,648	$37,330	$80,270	$73,729
Operating costs and expenses:
Total operating costs and expenses	38,651	33,689	76,020	65,596
Loss from equity investment	(1)	—	(1)	—
Earnings from operations	996	3,641	4,249	8,133
Non-operating income (expense), net	(885)	(607)	(1,838)	(1,304)
Earnings before income taxes	111	3,034	2,411	6,829
Income tax provision	(14)	(864)	(993)	(1,859)
Net earnings	97	2,170	1,418	4,970
Net loss (earnings) attributable to non-controlling interests	220	(368)	(174)	(1,008)
Net earnings attributable to Century Casinos, Inc. shareholders	$317	$1,802	$1,244	$3,962

Earnings per share attributable to Century Casinos, Inc.:
Basic	$0.01	$0.07	$0.04	$0.16
Diluted	$0.01	$0.07	$0.04	$0.16

Weighted average common shares
Basic	29,376	24,466	29,369	24,460
Diluted	29,974	24,962	29,984	24,911

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CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Balance Sheets
(Amounts in thousands)
	June 30,	December 31,
	2018	2017
Assets
Current assets	$63,188	$84,321
Property and equipment, net	169,809	152,778
Other assets	36,410	37,777
Total assets	$269,407	$274,876

Liabilities and Equity
Current liabilities	$37,198	$34,438
Non-current liabilities	47,960	53,120
Century Casinos, Inc. shareholders' equity	176,884	179,897
Non-controlling interests	7,365	7,421
Total liabilities and equity	$269,407	$274,876

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Constant Currency* Results (unaudited)

	For the three months			For the six months
	ended June 30,			ended June 30,
Amounts in thousands	2018	2017	% Change	2018	2017	% Change
Net operating revenue as reported (GAAP)	$39,648	$37,330	6%	$80,270	$73,729	9%
Foreign currency impact vs. 2017	(1,608)			(5,035)
Net operating revenue constant currency (non-GAAP)*	$38,040	$37,330	2%	$75,235	$73,729	2%

Earnings from operations (GAAP)	$996	$3,641	(73%)	$4,249	$8,133	(48%)
Foreign currency impact vs. 2017	(16)			(230)
Earnings from operations constant currency (non-GAAP)*	$980	$3,641	(73%)	$4,019	$8,133	(51%)

Net earnings attributable to Century Casinos, Inc. shareholders as reported (GAAP)	$317	$1,802	(82%)	$1,244	$3,962	(69%)
Foreign currency impact vs. 2017	(10)			(61)
Net earnings attributable to Century Casinos, Inc. shareholders constant currency (non-GAAP)*	$307	$1,802	(83%)	$1,183	$3,962	(70%)

Gains and losses on foreign currency transactions are added back to net earnings in the Company’s Adjusted EBITDA** calculations. As such, there is no foreign currency impact to Adjusted EBITDA** when calculating Constant Currency* results.

Adjusted EBITDA Margins *** (unaudited)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2018	2017	2018	2017
Canada	33%	32%	32%	31%
United States	25%	25%	24%	24%
Poland	1%	11%	7%	14%
Corporate and Other	(202%)	(154%)	(213%)	(130%)
Consolidated Adjusted EBITDA Margin	12%	17%	14%	18%

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended June 30, 2018
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$1,947	$1,151	$(776)	$(2,005)	$317
Interest expense (income), net	1,020	—	36	19	1,075
Income taxes (benefit)	684	397	(210)	(857)	14
Depreciation and amortization	798	546	673	153	2,170
Net earnings (loss) attributable to non-controlling interests	199	—	(389)	(30)	(220)
Non-cash stock-based compensation	—	—	—	232	232
Gain on foreign currency transactions and cost recovery income	(65)	—	(12)	(113)	(190)
Loss (Gain) on disposition of fixed assets	1	(3)	831	—	829
Pre-opening expenses	408	—	—	26	434
Adjusted EBITDA	$4,992	$2,091	$153	$(2,575)	$4,661

	For the three months ended June 30, 2017
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$1,823	$836	$435	$(1,292)	$1,802
Interest expense (income), net	867	—	29	(8)	888
Income taxes (benefit)	794	510	198	(638)	864
Depreciation and amortization	845	618	472	83	2,018
Net earnings attributable to non-controlling interests	150	—	218	—	368
Non-cash stock-based compensation	—	—	—	126	126
Loss (gain) on foreign currency transactions and cost recovery income	13	—	(244)	(50)	(281)
Loss on disposition of fixed assets	10	—	241	—	251
Acquisition costs	—	—	—	151	151
Pre-opening expenses	—	—	225	—	225
Adjusted EBITDA	$4,502	$1,964	$1,574	$(1,628)	$6,412

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	For the six months ended June 30, 2018
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$3,972	$2,025	$(246)	$(4,507)	$1,244
Interest expense (income), net	1,959	—	110	18	2,087
Income taxes (benefit)	1,219	699	112	(1,037)	993
Depreciation and amortization	1,670	1,086	1,322	245	4,323
Net earnings (loss) attributable to non-controlling interests	328	—	(124)	(30)	174
Non-cash stock-based compensation	—	—	—	347	347
(Gain) loss on foreign currency transactions and cost recovery income	(138)	—	(181)	70	(249)
Loss on disposition of fixed assets	3	1	858	1	863
Pre-opening expenses	689	—	405	350	1,444
Adjusted EBITDA	$9,702	$3,811	$2,256	$(4,543)	$11,226

	For the six months ended June 30, 2017
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$3,306	$1,553	$1,518	$(2,415)	$3,962
Interest expense (income), net	1,785	—	16	(12)	1,789
Income taxes (benefit)	1,324	951	612	(1,028)	1,859
Depreciation and amortization	1,648	1,228	1,044	183	4,103
Net earnings attributable to non-controlling interests	248	—	760	—	1,008
Non-cash stock-based compensation	—	—	—	235	235
Loss (gain) on foreign currency transactions and cost recovery income	31	—	(464)	(52)	(485)
Loss on disposition of fixed assets	11	—	241	3	255
Acquisition costs	28	—	—	152	180
Pre-opening expenses	—	—	225	—	225
Adjusted EBITDA	$8,381	$3,732	$3,952	$(2,934)	$13,131

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

*  The impact of foreign exchange rates is highly variable and difficult to predict.  The Company uses a Constant Currency basis to show the impact from foreign exchange rates on current period revenue compared to prior period revenue using the prior period’s foreign exchange rates. In order to properly understand the underlying business trends and performance of the Company’s ongoing operations, management believes that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from the Company’s net operating revenue,  earnings from operations and net earnings (loss) attributable to Century Casinos, Inc. shareholders. Constant currency results are calculated by dividing the current quarter or year to date local currency segment results, excluding the local currency impact of foreign currency gains and losses, by the prior year’s average exchange rate for the quarter or year to date and comparing them to actual U.S. dollar results for the prior quarter or year to date. The average exchange rates for the current quarter and the prior year second quarter are reported in Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. Constant currency information is not a measure of financial performance under generally accepted accounting principles in the United States of America (GAAP) and should not be considered a substitute for net operating revenue, earnings from operations or net earnings attributable to Century Casinos, Inc. shareholders as determined in accordance with GAAP.

**  The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation, amortization, non-controlling interest net earnings (loss) and transactions,  pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions and other, gain on business combination and certain other one-time items, such as acquisition and disposition costs and gain or loss. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) and Adjusted EBITDA reported for each segment. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under GAAP. Adjusted EBITDA is not considered a measure of performance recognized under GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) attributable to Century Casinos, Inc. shareholders above.

*** The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Adjusted EBITDA margin is a non- GAAP measure. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that operates worldwide. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary and St. Albert,  Alberta, Canada and in Bath, England.  Through its Austrian subsidiary, Century Resorts Management GmbH (“CRM”), formerly Century Casinos Europe GmbH, the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner of eight casino licenses throughout Poland. Six of the casinos in Poland are operating as of August 8, 2018.  The Company, through CRM, also holds 75% ownership interests in both  CDR, which operates in the north metropolitan area of Calgary, Alberta, Canada, and  Century Bets! Inc., which operates the pari-mutuel off-track horse betting network in southern Alberta, Canada. The Company holds  a 51% ownership interest in Golden Hospitality Ltd., a company that manages a hotel and international entertainment and gaming club in Vietnam. The Company operates 13 ship-based casinos under agreements with four cruise ship owners. The Company, through CRM, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a company that provides gaming-related services to Casino de Mendoza in Mendoza, Argentina.  The Company is also developing Century Mile Racetrack and Casino in Edmonton, Alberta, Canada. The Company continues to pursue other international projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY.

For more information about Century Casinos, visit our website at www.cnty.com.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations, operating efficiencies, synergies and operational performance, the prospects for and timing and costs of new projects, projects in development and other opportunities, including the Century Mile, Bermuda and Vietnam projects, debt repayment, investments in joint ventures, outcomes of legal proceedings, changes in our tax provisions or exposure to additional income tax liabilities, and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2017 and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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